JOINT FILING AGREEMENT


                  In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $.10 par value per share, of American Physicians Service Group, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.


                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 22nd day of May, 1998.



                                                     EQSF ADVISERS, INC.

                                                     By:/s/   MARTIN J. WHITMAN
                                                     Martin J. Whitman
                                                     Chairman and Chief
                                                     Executive Officer




                                                    M. J. WHITMAN ADVISERS, INC.

                                                    By:/s/ MARTIN J. WHITMAN
                                                    Martin J. Whitman
                                                    Chairman and Chief Executive
                                                    Officer




                                                     /s/MARTIN J. WHITMAN
                                                     Martin J. Whitman